UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 3 )

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 14, 2013

(Date of Report)

US NUCLEAR CORP.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-54617	45-4535739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7051 Eton Avenue

Canoga Park, CA 91303

 (Address of principal executive offices)

Registrant's telephone number, including area code: (818) 883 7043

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

EXPLANATORY NOTE

In response to comments received from the Staff of the Securities and Exchange Commission (“SEC”), we are filing this Form 8-K/A (Amendment No. 3 ) to include consulting agreement disclosure in Item 1, discussion of results of operations for the nine month period ended September 30, 2013 in Section 2 and revision of Note 8 - Income Taxes - Financial Statements for the period ended December 31, 2012 and 2011 included in Exhibit 99.1.

FORWARD LOOKING STATEMENTS

There are statements in this current report under the Securities and Exchange Act of 1934 are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire current report under the Securities Exchange Act of 1934 carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this current report under the Securities Exchange Act of 1934 are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this current report under the Securities Exchange Act of 1934 will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this report.

US NUCLEAR CORP

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On October 15, 2013, US Nuclear Corp f/k/a APEX 3 Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger between the Company, Robert I. Goldstein, US Nuclear Acquisition Corp ("Merger Sub"), a California corporation and Optron Scientific Company, Inc. dba Technical Associates, ("Optron Scientific") a California corporation and the parent company of Overhoff Technology Corp. The Agreement and Plan of Merger provided for the acquisition by the Company of all of the outstanding shares of Optron Scientific through a reverse merger of Merger Sub into Optron Scientific, the surviving corporation. We have filed the Agreement and Plan of Merger as Exhibits 3.4 and 2.1 with this statment and with the State of California.

As part of the Agreement and Plan of Merger with Optron Scientific the parties agreed to an exchange of shares, in which all of the 98,372 issued and outstanding shares of Optron Scientific were exchanged for 9,150,000 shares of the Company.

Prior to the share exchange, Mr. Goldstein was the sole owner of 98,372 shares of Optron Scientifc Company, Inc., which represented all of the outstanding shares of Optron Scientific Company, Inc. Mr. Goldstein was the owner of 9,150,000 shares of US Nuclear Corp prior to the merger, and 9,150,000 shares of US Nuclear Corp were issued to him as a result of the merger in exchange for 98,372 shares of Optron Scientific Company, Inc.

            In conjunction with the Agreement and Plan of Merger, US Nuclear Corp, Optron Scientific and Robert I. Goldstein entered into a Cancellation Agreement which provided for the cancellation of 9,150,000 shares of US Nuclear Corp held by Robert I. Goldstein, in consideration of his entering into the Agreement and Plan of Merger, which provided for his right to acquire 9,150,000 shares of US Nuclear Corp after it had the value of the ownership of Optron Scientific. As part of the consideration for the merger transaction, the share value of Mr. Goldstein's shares of the Company prior to the merger was estimated at the par value of the shares, or 9,150,000 times the par value of .00001 per share. After the merger, the newly issued 9,150,000 shares of the Company held by Mr. Goldstein had a value of 85.51 percent of the total value of the outstanding stock of the Company after its acquisition of all of the stock of Optron Scientific. The Agreement and Plan of Merger was signed by Mr. Goldstein in his individual capacity and as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of Optron Scientific, and of Merger Sub. The Cancellation Agreement was signed by Mr. Goldstein in his individual capacity and as as President, and Chief Executive Officer of the Company and of Optron Scientific. The Corporate Secretary of each of the companies, Darian B. Andersen, also signed on behalf of each of the companies. The remaining 1,550,000 outstanding shares of US Nuclear Corp, which are held by Richard Chiang, were unaffected by the Cancellation Agreement.

2

3

DESCRIPTION OF BUSINESS

(a) Business of Issuer

US Nuclear Corp f/k/a APEX 3 Inc., was incorporated in the State of Delaware on February 14, 2012, and has since amended its name to US Nuclear Corp., (“US Nuclear”) on May 4, 2012 with the State of Delaware. US Nuclear Corp was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation.  Optron Scientific was incorporated in the State of California in 1971 and is the operating company of US Nuclear Corp with two divisions, Optron Scientific Company, Inc., doing business as (“DBA”) Technical Associates and Overhoff Technology Corporation, both of which design, manufactureand market detection and monitor systems that are used to detect and identify radioactive material, leaks, waste, contamination, biohazards, nuclear material, as well as products used in airports, cargo, screening as ports and borders, government buildings, hospitals, and other critical infrastructure, as well as by the military and emergency responder services The company uses a wide range of technologies including x-ray, trace detection, millimeter-wave, infra-red, tritium detection, and diagnostics in its product applications.

US Nuclear Corp is a smaller reporting company under SEC Rule 405 because it is currently not trading, has a public float of zero and annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.  As a smaller reporting company, pursuant to Rule 8-01 of Regulation S-X, the Company is only required to produce financial statements as follows: (a) audited balance sheet as of the end of each of the most recent two fiscal years, or as of a date within 135 days if the issuer has existed for a period of less than one fiscal year, (b) audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of the most recent audited balance sheet (or such shorter period as the registrant has been in business), and (c) interim reviewed financial statements for the current period if the filing is more than 135 days after the end of your fiscal year.  Any and all amendments shall include updated interim or audited financial statements if the financial statements in the prior filing are more than 135 days old.

Following the merger we provide a full line of radiation detection equipment and services to clients industries that range from nuclear reactor plants, universities, local and state hospitals, government agencies, and emergency medical technicians or EMT/first responders. The Company’s nuclear radiation safety detection equipment company has its roots from the famous Manhattan Project of the 1940s. In 1971, Allen Goldstein, the father to our current President and CEO, Robert Goldstein, acquired the assets of Technical Associates and incorporated the company. The Company designed and built the first industrial grade radiation monitors and continues to innovate its legacy with new product engineering for radiation measurement and safety instruments. The Company designs and manufactures nuclear radiation detection and safety equipment, survey meters, air and water monitors, port security equipment and tritium air monitors. The Company’s customers are diverse groups such as Homeland Security, Lawrence Livermore Labs, Los Alamos National Labs, Department of Defense, FBI, CIA, US Navy, Chevron Corporation, Bechtel Corporation, Biotechnology Laboratories, Hospitals, Universities, and Civil Emergency Management departments such as Fire, Paramedics and Law Enforcement. The Company is headquartered in Canoga Park, California and the Company can be accessed through its websites on the Internet at usnuclearcorp.com, tech-associates.com and overhoff.com.

The Company’s two divisions consisting of Optron Scientific Company Inc., DBA Technical Associates and Overhoff Technology Corporation offer over 200 products that service and address the nuclear power industry, domestically and internationally. Technical Associates specializes in the design and manufacture of radiation detection equipment monitors and hand held devices, while Overhoff Technology Corporation specializes in the design and manufacture of tritium air monitors and water monitors. The Company also offers Neutron Generators from JIDDTEK Pty. for resale.

4

 Technology and Products

The Company designs and develops both technologies in-house by its CEO, Robert I. Goldstein as well as offers products from other manufacturers. Mr. Goldstein’s extensive experience in the field of nuclear radiation detection has allowed the Company to achieve significant recognition that has been approved by US Federal standards set by the Environmental Protection Agency (EPA), Food and Drug Administration (FDA) and the Nuclear Regulatory Commission (NRC). The Company has complete ownership of all of its technology and there are no licenses held by any outside party. No persons, company, vendor, distributor or contractor holds any title or claim to any of the Company’s work or technology. The Company believes that its technology and business is defensible due to the fact that the barriers of entry are high and technically complex. The Company has sought out niche markets in its business by becoming a leading category player in devices such as Tritium equipment.

The Company’s products consist of radiation water monitors, tritium monitors, air and water monitors, nano-second x-ray monitors, and vehicle, personnel, exit and room monitors. The Company also offers handheld survey meters/dosimeters, and port security equipment, along with supporting software and services.

Radiation Water Monitors

US Nuclear Corp’s radiation water monitors allow detection of radioactive materials in drinking water, ground water, rainfall, rivers, and lakes. In order to detect radioactive materials, the emitted radiation must travel from the radiation emitter to the detector. Alpha, Beta, Gamma, and Neutron radiation moves well through air, but poorly through water. The complexity of detecting radiation in water and developing an efficient monitor has given the Company’s monitors a reasonable edge against competitors, and for this reason, has limited competition in the water monitor business. The Company has invested more than ten years developing highly sensitive detectors for this market, giving it a clear advantage over competitors. The Company’s radiation water monitors are used to check for radioactive materials being released as liquid effluent in drain pipes by universities, hospitals, pharmaceutical companies, oil and gas extraction facilities, industrial chemical plants, and nuclear reactor plants.

Tritium Monitors

For the past 20 years, Overhoff Technology has been devoted exclusively to the design, manufacturing and servicing of Tritium monitors. Overoff Technology has leading control over market share in the Tritium monitor space as the top maker of Tritium monitors. Tritium monitors are a highly delicate process and are particularly dependent on the selection of the finest materials such as Teflon for low leakage insulators and nafion membranes for separation of noble gas from Tritium. The Company’s Overhoff DC amplifiers called “electrometers” are stable with the ability to register small currents down to the femto-ampere level, 10-13 to 10-15ampre range. The Overhoff electrometer also has the unique ability to reject false counts from Radon gas. Because Tritium is a radioactive material, the NRC regulations and state health agencies require Tritium to be measured at every nuclear power plant, all national laboratories, in the nuclear powered Navies of the United States, France and the United Kingdom, at weapons facilities, at pharmaceutical and pesticide research facilities, and at Fusion Power research sites.

5

Air and Water Monitors

The Company’s Overhoff Air Monitors come in both hand-held portables and mid-to large-sized air and stack monitors. These are classified as Dual Ion Chamber style detectors or Dual Proportional Detectors. The sample flows into one chamber where ionization current is measured, and at the same time a sealed background detector of the same volume measures the ionization current due to any external gamma emitters plus the addition of background from radioactive minerals in the soil with cosmic rays. The current from the background chamber is subtracted from the current in the main sample chamber to give the net tritium level without distortion from radon or gamma in the background. In nuclear power plants, radioactive noble gases are also in the air stream in small or large quantities. Overhoff combats this problem using Dow Chemical Nafion tubing which physically separates the noble gases from the tritium oxide prior to measurement. The Company is currently expecting a large number of its users and larger numbers of its competitor’s customers will need to replace or supplement their current air and stack monitors to combat the two biggest pollution nuclides now coming out of nuclear power plants, tritium and C-14. As of today, only US Nuclear Corp offers these full service monitors.

Nano-Second X-Ray Monitors

The Company has recently introduced a hand held TBM-IC-PLUSE-X survey meter for the US Navy. These new meters protect sailors and the general public from the new Nano-Second X-Ray machines now being deployed to check for welding and corrosion flaws in military hardware from fighter jets to battle ships.

Air and Stack Monitors

The Company offers several air and stack monitors such as vehicle monitors, personnel monitors and exit monitors, small portables such as survey meters, laboratory analysis systems, room monitors, package and luggage monitors, port security equipment, and water monitors. Many of its air and stack monitor unit prices have increased in price within the past 4 years due to the trend in market forces seeking integration and additional features. The current demand for stack monitors due to the Fukushima Dai-ichi, Japan disaster has increased pressure for nuclear power plants to replace aging equipment. According to the Nuclear Regulatory Commission, the average age of a stack monitor at a source site is 30 years. This replacement process is expected to have a beneficial impact on suppliers of full service stack monitors. The majority of damaging radioactivity now being released is tritium and carbon-14. Through its Overhoff Technology division, it holds a strong position in this market due to its monitor’s tritium and carbon-14 capability, offering a more advanced solution than that of its competition.

6

Vehicle Monitors, Personnel Monitors, Exit Monitors and Room Monitors

The Company’s suite of radiation monitors can be used in various scenarios where humans may come into contact with radiation contamination. The Company’s Vehicle Monitors, Personnel Monitors, Exit Monitors and Room Monitors are effective tools in detection of radiation in hospitals where radioactivity is used in many departments such as nuclear medicine, oncology, blood labs, and imaging. Since radiation is also used in diagnosing and treating cancer, and since some cancers can develop in any organ, each department in a hospital becomes involved, from ophthalmology to thoracic medicine. Additionally, the Company’s monitors are used to check hospital laundry to detect any radiation on clothes as well as in trash bins before they are picked up by the applicable waste management team. Lastly, the Company’s monitors can be placed in the entrance of hospitals in case there is an incident at a nearby nuclear power plant. These monitors are the first line of defense against further contamination, by providing early warning detection; doctors can provide treatment without placing other patients and staff in direct contact with patients who are contaminated with radiation.

Handheld Survey Meters and Personal Dosimeters, Pocket Micro-R Meters

The Company’s survey meters are light-weight, hand-held radiation detectors. They function as general purpose radiation survey meters, but also serve as special purpose survey meters. For example, the Company’s radon monitors are used in mines where workers are at risk for breathing radon gas along with air. The Company’s surface monitors are used in hospitals, research labs, even in high school chemistry and physics labs to check for radioactive contamination on lab benches. Friskers are used to check if worker’s hands or shoe bottoms have picked up any radiation contamination and the Company’s Gamma survey meter check packages at post offices or airports for radiation, along with scrap metals at collection points and again before it is accepted for processing.

Port Security Equipment

Due to increased terror threats from IED (Improvised Explosive Devices), dirty bombs and potential radioactive materials following 9/11 at shipping ports, we began utilizing passive detectors to review radiation emanating from inside containers. While other port security scanners generally use radioactive materials or x-ray generating machines to check everything from shipping containers, Federal Express, USPS (United States Postal Service) packages, and luggage for contraband, our scanner solutions do not use radiation, allowing for safe usage by investigators. We were approached by the FDA after the events of 9/11, and we designed our P-8Neon Quick-Scan X-ray detector to provide complete scanning without releasing any harmful radiation in the process. Our RAD-CANSCAN machines can measure which shipping containers hold radioactive materials by mapping inside the container so that TSA personnel will know the results without having to open each container. Additionally, our TBM-6SPE is a multi-detector system that lets an investigator check specifically for each of the four main emissions of radiation, Alpha, Beta, Gamma and Neutrons.

7

Software

The Company’s Overhoff Overview software program provides centralized radiation and environmental monitoring for entire facilities within one building or several square miles allowing monitoring of a nuclear power plant or subway station. Overview accepts data from networked radiation detectors, environmental monitors and webcams, and allows the user to view and generate reports on the data, as well as track maintenance due on instruments. Additionally, Overview lets the user see real-time monitoring for differential pressure on containment boxes or rooms. Our software measures gamma and neutron radiation levels, airborne radioactivity levels, temperature and humidity in the facility, status of security doors, wind speed and direction, and barometric pressure.

Research and Development

During the remainder of 2013, we expect to incur aggregate research and development expense of approximately $16,600 per month, related to the development of our technology and products.  Our ability to engage in planned research and development is subject to the availability of sufficient funds, which we currently do not have. If we are unable to fund necessary research and development, we will be at a competitive disadvantage and our business will be materially and adversely affected.

Customers, Distribution and Marketing

The Company sells its products to a wide variety of both domestic and international customers; China Nuclear Energy Industry Corporation, Daya Bay Nuclear Power Plant, Qinshan Nuclear Power Plant, Beijing Department of Public Health, Shanghai Atomtec Nuclear Technology Inc., China National Scientific Instruments, Taiyuan Hightech Industrial, Shaanxi Weifeng Nuclear Instrument Inc., Hong Kong Polytechnic University, Korea Hydro Nuclear Power, Korea Atomic Energy Research Institute, Dongwon International, Seoul National University, Korea Power Engineering Company, Korea Institute of Nuclear Safety, Korea Cancer Center Hospital, National Cancer Center, Korea, Poscon Corp., Uniteko Company, Atomic Energy of Canada Ltd, Vattenfall AB, Lawrence Livermore Laboratories, Los Alamos National Laboratories, US Navy, Department of Defense, FBI, CIA, Homeland Security, Bechtel Corporation, Chevron Corp, and through catalog sales to Biodex, Capintec, Cole Parmer, VWR and Direct Scientific. Additionally we use North American distributors such as Radiation Measurement Systems along with approximately 20 other overseas distributors.

International Distributors

              We also use utilize approximately 20 international distributors who market and sell our products to their respective sales territories in Asia, Europe, the Middle East and Latin America. Our sales terms are as follows:

•	“Cash before shipment”. Based upon a purchase order we build the equipment ordered. Before the equipment is completed and ready to ship, we send our pro-forma invoice covering the costs of goods, plus shipping costs and fees.
•	No product is actually shipped until we receive payment.
•	For orders generated directly from a government agency, or government owned company, we ship against their purchase order and funds are wired to us in 30 days. Generally when we receive requests for quotes, our terms are Irrevocable Letter of Credit, and a fee is added to cover costs involved.

Third Party Products

We carry Neutron Generators product from JIDDTEK Pty. which we market and offer to our customers. We expect the sales contribution to be minimal for 2013 and estimated at 6% of total sales going forward.

8

Marketing

The Company relies on attending and presenting at industry trade shows as our main venue for marketing. The Company’s trade show booth provides information about its products, and host scientific presentations to attendees. On average, the Company attends 10 trade shows per year and provides presentations in its booth for 8 trade shows. The Company’s brand is also well known in the radiation detection segment, and relies to a large degree to its reputation as a high quality maker of radiation and monitoring equipment. The Company can be accessed through its websites on the Internet at www.usnuclearcorp.com, www.tech-associates.com and www.overhoff.com. Information contained on or available through our websites is not a part of, and is not incorporated by reference into, this current report.

Manufacturing

The Company designs and develops its own products under the names “US Nuclear Corp, Technical Associates and Overhoff”. The Company controls its own product design and all of its detector assembly and testing. Within the manufacturing process, the Company estimates that 25% of its business is sent to a general contractor for primarily welding and etches to its circuit boards. US Nuclear Corp has had minimal quality issues.

The Company unit production costs have been generally stable. While specific material prices fluctuate over time the Company has been able to combat this by substituting other like components without diminishing quality.

Employees

As of July 20, 2013, US Nuclear Corp employed a total of 24 persons of which four were in management and administration; three were in sales and marketing; fourteen were in manufacturing, and three were in engineering.  US Nuclear Corp considers its relationship with its employees to be stable.

Facilities and Logistics

US Nuclear Corp is headquartered in Canoga Park, CA, and occupies a 6,000 square foot leased facility and 8,000 square foot leased facility in Milford, Ohio. The office is divided among the Company’s various disciplines: management, finance, customer service, sales, marketing and customer service, with 25% of the available space dedicated to inventory. Each location has a bookkeeper, production manager, assembly supervisor, production workers, and customer service staff.

The Company’s executive offices are located in Canoga Park, CA, at 7501 Eton Avenue, Canoga Park, California 91303. The following table lists the locations of all its current locations. The lease payment for each facility is approximately $6,000, paid monthly. Robert I. Goldstein, our President, Chief Executive Officer and Chairman of the Board of Directors also maintains a position as President of Gold Team Inc., a Delaware company that invests in industrial real estate properties for investment purposes. He holds an 8% interest in Gold Team Inc. The Company leases its current facilities from Gold Team Inc. which owns both the Canoga Park, CA and Milford, Ohio properties.

Location	Address	Size
Canoga Park, California	7501 Eton Avenue	6,000 square feet
Canoga Park, CA 91303
Milford, Ohio	1160 U.S. Route 50	8,000 square feet
Milford, OH 45150

Involvement in Certain Legal Proceedings

None of our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

9

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Patents

The Company has no current patents but has applied for a provisional utility-type patent on August 8, 2013. The High-Sensitivity, Automated Tritium Measurement System patent is designed to cover an instrument that uses advanced sample separation and enrichment technology and other techniques to measure in air and in water, substantially lower levels of Tritium. The Company has filed a trademark to use the words “US Nuclear Corp” on its products and was granted this trademark from the United States Patent and Trademark Office on December 17, 2013.

Seasonality

We generally do not have a strong seasonality trend to our business; however some government agency customers have their budget year ending in September and are known to have additional funds to expend towards the end of August.

Consulting Agreement

On May 14, 2012, the Company entered into a three year consulting agreement relating to the provision of services to the Company with Richard Chiang, the former Chairman, and CEO of our Company. Pursuant to this Agreement, our Chairman and CEO, Robert I. Goldstein agreed to sell 850,000 shares of his common stock to Mr. Chiang as initial payment for services. The agreement also entitled purchase of 700,000 shares of common stock before the end of August 2013 from the Company to the consultant for services provided, and to be provided a $1,000 per quarter fee, from May 14, 2012 to December 1, 2013, when the payments adjust from every quarter to every month until the end of the agreement. The agreement calls for the consultant to assist in the Company’s coordination with its accountants, auditor, and the engagement of legal counsel, Edgar filer, transfer agent, market maker, and review of corporate presentations.

SECTION 2 FINANCIAL INFORMATION

Item 2 Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operation

We were incorporated in Delaware on February 14, 2012, and on March 2, 2012, we filed a current report under the Securities Exchange Act of 1934 on Form 10 to register with the U.S. Securities and Exchange Commission as a public company.  We were originally organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On April 18, 2012, Richard Chiang, then our sole director and shareholder, entered into a Stock Purchase Agreement whereby Mr. Goldstein of US Nuclear Corp purchased 10,000,000 shares of our common stock from Mr. Chiang, which constituted 100% of our issued and outstanding shares of common stock. Mr. Chiang then resigned from all positions. Subsequently, on May 18, 2012, the Registrant appointed Mr. Chiang to serve as a member of the Board of Directors. He resigned from this position on March 31, 2013.

10

Since our acquisition of Overhoff Technology in 2006, we have had discussions with other companies in our industry for an acquisition. While we targeted Overhoff due to its unique position in the tritium market, we had not commenced an acquisition since our Overhoff Technology acquisition; we believe in part the reason was due to lack of additional capital, our status as a privately-held entity at the time, and focus on developing our own products. We will seek out companies whom our management believes will provide value to our customers and will complement our business. We will focus on diversifying our product line into a larger range so that our customers and vendors may have a more expansive experience in type, choice, options, price and selection. We also believe that with a more diverse product line we will become more competitive as our industry is intensely competitive. From 2011 to 2012, we experienced a decrease of 13.5% in our revenues from reduced shipments in our Optron Scientific Company, Inc. division. In the same period, we recorded a decreased in our gross profit of 6%. Additionally, we recorded an increase in our net income for the same two year period from 2011 to 2012 of 37.3% due to a decrease in our COGS (cost of goods sold) of 20.2%, and a decrease in our SG&A (selling, general and administrative expenses) of 22.4% also within the same period. We can make no assurances of our ability to maintain any level of profitability. Our current product concentration places a heavy reliance on our Overhoff Technology division; where we derived 38% of our total revenues in 2011 from one customer and 14% of our revenues from our single largest customer in 2012. We expect to encounter a continuation of this trend unless we are successful in diversifying our client base, executing our acquisition strategy and experience increases in business from ourTechnical Associates division.

Our international revenues were 48% of our total revenue in 2012. We expect this to increase over time as we continue to field new orders inquires and engage new customers overseas. We believe that South Korea and China will likely be a larger contributor to revenue within the next few years. While we maintain steady growth domestically, the international side of our business may be a larger component as nuclear technology and rapid development for clean energy grows abroad. There can be no assurances as to our growth projections and our risk profile as we depend upon increased foreign customers for business.

During our nine month financial period, ended September 30, 2013, we experienced a decrease in our revenues of 28.7% over the same nine month period compared to 2012 due to a foreign customer re-licensing policy which we expect to have rectified in 2014, but can make no assurances that we will re-obtain our license again, if ever. We also had an increase in our SG&A expenses by 32.5% in the nine month period ended September 30, 2013 as compared to last year during the same period, due to increased expenses related to our costs of becoming a public company.

Additionally, we are inexperienced as a public company and may find it difficult to meet all of the challenges and expenses of being a public company. As we commencing as a public company, we plan to raise capital by offering shares of our common stock or convertible debt to investors.  For the next twelve months, we anticipate we will need approximately $5,000,000 in additional capital to fund our business plans. If we do not raise the required capital we may not meet our expenses and there can be no assurance that we will be able to do so and if we do, we may find the cost of such financing to be burdensome on the Company. Additionally, we may not be able to execute on our business plans due to unforeseen market forces such as lower natural gas prices, difficulty attracting qualified executive staff, general downturn in our sector or by competition as we operate in an extremely competitive market for all of our product offerings.

Robert I. Goldstein, our President, Chief Executive Officer and Chairman of the Board of Directors also maintains a position as President of Gold Team Inc., a Delaware company that invests in industrial real estate properties for investment purposes. He holds an 8% interest in Gold Team Inc. and spends approximately 5 hours per week with affairs related to Gold Team Inc. The Company leases its current facilities from Gold Team Inc. which owns both the Canoga Park, CA and Milford, Ohio properties at an expense of $6,000 for each facility per month.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above under Item 1.01, the Company entered into an Agreement and Plan of Merger with Optron Scientific Company, Inc, the parent company of Overhoff Technology Corp and Technical Associates, with the Company as the surviving corporation.

Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon consummation of the transaction follows.  The information below corresponds to the item numbers of Form 10 under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Report, there were 10,700,000 shares of common stock issued and outstanding.  The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report, (i) each of our executive officers and directors; and (ii) all of our executive officers and directors as a group.

11

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.   The address of all individuals for whom an address is not otherwise indicated is 7051 Eton Avenue, Canoga Park, CA 91303.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent (%) of Common Stock

Named Executive Officers
Robert I. Goldstein President & CEO	9,150,000	85.5%

Darian B. Andersen, Chief Financial Officer and Secretary	0	*

All Directors and Officers as a Group (2 persons)	9,150,000	85.5%

Richard Chiang	1,550,000	14.5%

Non Director and Non Officer as a Group (1 person)	1,550,000	14.5%

Robert I. Goldstein is a member of our Board of Directors and both Robert I. Goldstein and Darian Andersen hold executive officer positions.

* indicates less than 1%

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned. Applicable percentages are based upon 10,000,000 shares of common stock outstanding as of October 14, 2013.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Robert I. Goldstein	65	President, Chief Executive Officer, and Chairman of the Board of Directors
Darian B. Andersen	71	Chief Financial Officer and Secretary

12

Officers and Directors

Robert I. Goldstein –President, Chief Executive Officer and Chairman of the Board of Directors: Mr. Goldstein entered the radiation detection industry in 1972 as an applications engineer, production manager, and then general manager for Optron Scientific Company, Inc. DBA, Technical Associates. Mr. Goldstein is a physicist and an award winning specialist in the nuclear radiation detection industry has more than 30 years of experience in the field. He has authored more than 20 white papers and abstract presentations on industrial research use of radiation measurement equipment and instruments. His work has been approved by US Federal standards set by the EPA (Environmental Protection Agency), FDA (Food and Drug Administration), and NRC (Nuclear Regulatory Commission). Mr. Goldstein has also worked closely with and continues ongoing joint development programs with Los Alamos National Lab and Jefferson National Lab. He was instrumental in the acquisition of Overhoff Technology Corp, at the time, the world’s only tritium detection company, in 2006. His experience in the field of radiation detection ranges from development of instrumentation to design and development for air, water and surface applications. He is also an accomplished inventor having invented miniature radiation detectors for use during surgery. Mr. Goldstein graduated from MIT with a BS in Physics and from Stanford University with an MS in Mechanical Engineering. Mr. Goldstein is affiliated with the following scientific groups: Health Physics Society, American Nuclear Society, DOE (US Department of Energy) Tritium Focus Group, Air Monitoring User’s Group and Health Physics Instrument Committee.

Darian B. Andersen – Chief Financial Officer and Secretary:  Mr Andersen is an attorney in private practice with an emphasis on business law as the owner and principal attorney for General Counsel, PC in Edmond, Oklahoma, where he has been employed since 1995. Mr. Andersen began his legal career in 1969 as a law clerk to the Chief Justice of the Navajo Indian Tribe in Arizona. He became a staff attorney for Ryder System, Inc. a Fortune 500 truck leasing company based in Miami, Florida. He has been employed at Crouse-Hinds Company, which became a subsidiary of Cooper Industries, Wilson Foods Corporation, and Foodbrands America, a Fortune 500 company and publicly traded on NASDAQ from October 1991 to June 1995. Mr. Andersen is an experienced attorney with a focus on business law, business finance law, asset protection, estate planning, litigation, and real estate law. He operates his own law practice in Edmond, Oklahoma. Mr. Andersen’s undergraduate study was at Brigham Young University in Provo, Utah, where he studied English and Accounting, and he holds a JD from the University Of Utah College Of Law, in Salt Lake City, Utah.

Compliance with Section 16(A) Of The Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (collectively, "Section 16 reporting persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of any such reports furnished to us, none of the Section 16 reporting persons failed to file on a timely basis reports required by Section 16(a) of the Exchange Act with respect to our most recent fiscal year, and through September 30, 2013.

Code of Ethics

We are in the process of establishing a Code of Ethics.

Procedures for Security Holders to Nominate Directors

Our bylaws do not provide a procedure for Stockholders to nominate directors.  The Board of Directors does not currently have a standing nominating committee.  The Board of Directors currently has the responsibility of selecting individuals to be nominated for election to the Board of Directors.  Qualifications considered by the Directors in nominating an individual may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, reputation, civic, community and industry relationships and industry knowledge.  In nominating an existing director for re-election to the Board of Directors, the Directors will consider and review an existing director’s Board and Committee attendance, performance and length of service.

13

Employment Agreements and Compensation

The Company does not presently have any employment agreements.

Equity Incentive Plan

As of the date of this Report, the Registrant has not entered into any Equity Incentive Plans.

Option Grants in the Last Fiscal Year

No Stock Appreciation Rights (“SARs”) or options to purchase our stock were granted to the Named Executive Officers during fiscal year ended December 31, 2012.

Retirement Plan

We do not currently have any retirement plan, but we expect to adopt one in the near term.

Compensation of Directors During Period Ended September 30, 2013.

During the period ended September 30, 2013, we compensated our director $1,000 per quarter for acting as such.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 15, 2013 the Registrant filed its Agreement and Plan of Merger with the State of California. We entered into an Agreement and Plan of Merger between US Nuclear Acquisition Corp.with Optron Scientific Company, Inc. DBA, Technical Associates, the parent company of Overhoff Technology Corp, with the Optron Scientific Company, Inc. as the surviving corporation, and which then became a wholly-owned subsidiary of the Company. We continue to hold our fiscal year ending as December 31.

14

Section 5.06 Change in Shell Company Status

Previously we were designated as a “shell company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. As a result of the Closing of the Agreement and Plan of Merger, the Registrant is an operating business and no longer a “shell company.” Information regarding our main operating business is in Item 2.01.

ITEM 6 EXECUTIVE COMPENSATION

Executive Compensation

Our President and Chief Executive Officer and Chief Financial Officer have not taken compensation for their services, Our President and Chief Executive Officer has indicated that his intention is to continue with this arrangement. While our Chief Financial Officer is expected to take a salary upon securing financing for the Company. There is no reasonable expectation that this current arrangement with our President and Chief Executive Officer will continue and his decision may change in the near future and may have an impact on our financial statements.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

The following table summarizes the compensation paid to our current and former President and Chief Executive Officer and to each of the two most highly compensated executive officers (collectively, the “Named Executive Officers”) during or with respect to the fiscal year ended December 31, 2012. No prior information is presented, because we were formed in February, 2012.

15

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan (1)	All other compensation (2)	Total
Robert I Goldstein (1)	2012	-	-	-	-	-
President CEO and CFO	2011	-	-	-	-	-
Darian Andersen (2)	2012	-	-	-	-	-
CFO and Secretary	2011	-	-	-	-	-
Richard Chiang(3)	2012	-	-	-	-	-
Former President & CEO	2011	-	-	-	-	-

(1) Mr. Goldstein became our President and Chief Executive Officer and Chief Financial Officer on April 18, 2012, in connection with his acquisition of control of our company from Richard Chiang, who was our sole executive officer and director from inception (February, 2012) until consummation of the change of control transaction. Mr. Goldstein did not receive any compensation with respect to the year ended December 31, 2012. Mr. Goldstein resigned as our Chief Financial Officer and Secretary, when Darian Andersen was appointed to such positions in October, 2013.  Mr. Goldstein is not currently being paid an annual salary for serving as our Chief Executive Officer. He will be eligible for additional bonus compensation, to be determined by the Board of Directors.

(2) Mr. Andersen became our Chief Financial Officer and Secretary on October 15, 2013. Mr. Andersen is not currently being paid an annual salary for serving as Chief Financial Officer and Secretary. He will be eligible for additional bonus compensation, to be determined by the Board of Directors.

(3) Mr. Chiang resigned from his position as President and CEO upon completion of the change of control transaction in April 18, 2012. He was subsequently elected to the Board of Directors on May 18, 2012 and resigned from his position as a member of the Board of Directors on March 31, 2013.

Director Compensation

The following table contains compensation data for our board of directors for the quarter ended September 30, 2013.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robert Goldstein	1,000	0	0	0	0	0	1,000

Director Independence

As of the date of this Report, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

ITEM 10 RECENT SALES OF UNREGISTERED SECURITIES

16

On May 27, 2012 and August 15, 2013, we sold an aggregate of 1,550,000 shares of our common stock to an “accredited investor,” within the meaning of Regulation D under the Securities Act of 1933, as amended, at a per-share price of $.0001, being the par value of our common stock, for aggregate consideration of approximately $155.

On October 15, 2013, we cancelled 9,150,000 shares of our common stock from Robert I. Goldstein, our CEO. We issued 9,150,000 shares of our common stock to Robert I. Goldstein, our CEO, in consideration for his shares in Optron Scientific Company, Inc, which was acquired by our Company as of such date.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

ITEM 11 DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Authorized Capital Stock

Our authorized capital stock consists of (i) 100,000,000 shares of common stock, and (ii) 5,000,000 shares of preferred stock, in each case with a par value of $.0001 per share. As of September 30, 2013, we had (i) 10,700,000 shares of common stock outstanding, held of record by 2 shareholders, and (ii) no shares of preferred stock outstanding. The following summarized the important provisions of the Company’s capital stock.

Description of Capital Stock

The following is a summary of the rights of our capital stock and certain provisions of our articles of organization, as amended, and by-laws.  For more detailed information, please see our articles of organization, as amended, and by-laws filed as exhibits to this Current Report on Form 8-K. Each holder of the Company’s Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.  The Company has heretofore never paid any dividends and the Board has no plans for the payment of future dividends.  The Board presently plans for any future surplus income to be reinvested into growing the Company through additional investment.

17

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on March 2, 2012.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

18

Delaware Anti-Takeover Law

In general, we are subject to the provisions of section 203 of the DGCL. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Future Stock Issuances

Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock.  However, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is not currently eligible for trading on any national securities exchange or any over-the-counter markets, including the OTC Bulletin Board.  We intend to apply to have our common stock quoted on the OTC Bulletin Board under a symbol to be determined by our Board of Directors.

Transfer Agent and Registrar

As of June 30, 2013, there were approximately 2 holders of record of the Company’s common stock. The Company currently serves as its own stock transfer agent.

Changes In and Disagreements With Accountants

On March 22, 2013, the Company hired Pickard & Green CPAs as its outside accountants. Prior to this assignment, the Company did not utilize outside accountants. The Company has had no disagreements with its accountants on accounting and financial disclosure.

ITEM 12 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

19

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

20

RISK FACTORS

An investment in our Common Stock is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the eventual trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our business is intensely competitive and our revenues are unpredictable as a small company.

We compete with a formidable group of competitors in our business, many of which have greater resources and capabilities than our company. There are numerous companies that have established businesses and command larger market share such as Thermo Fisher Scientific, Canberra Industries, and Mirion Technologies, Ludlum Measurements, Smiths Detection and Lab Impex Systems Ltd. Many of these companies have products and services that compete directly with ours and many of them are supported with larger marketing budgets and sales staff that can provide stronger sales coverage and support to customers than our capabilities. Furthermore, competitors may have technological advantages and may be able to implement new technologies more rapidly than our Company. Additionally, to the extent of our bookings, we cannot accurately predict to a large degree of certainty what annual revenues and income outlook may be. Due to our relatively small size, many factors may contribute to differences in the future and therefore cannot be assured in any manner. The market for nuclear radiation safety equipment is dependent upon a number of factors beyond the Company’s control, which cannot be accurately predicted. Some of these factors include pricing, competition from new entrants, newer technologies, market regulation and government policy, as well as overall market demand. Other factors include fossil fuel energy prices that may have an effect upon nuclear energy demand. Lower oil, natural gas, and coal prices may result in less favorable decisions to pursue nuclear energy as a source of energy.

We rely heavily on our international customers for business and expect to continue to rely on international customers in the future.

Our international revenues were 48% of our total revenue in 2012. We expect this to increase over time as we continue to field new orders inquires and engage new customers overseas. We believe that South Korea and China will likely be a larger contributor to revenue within the next few years. While we maintain steady growth domestically, the international side of our business may be a larger component as nuclear technology and rapid development for clean energy grows abroad. There can be no assurances as to our growth projections and our risk profile as we depend upon increased foreign customers for business.

Government Regulation

              Although the sales of our equipment are not generally regulated by any local or federal government agency, the nuclear power industry itself is highly regulated by the Nuclear Regulatory Commission. As an independent agency of the United States government, the NRC is responsible for overseeing reactor safety, security, reactor licensing, renewal, radioactive material safety, and spent fuel disposal. The effects of the NRC’s policies therefore have an effect on our business. The impact of any negative decision in the nuclear power industry will ultimately affect us. We may also be affected by foreign government policy and regulation not covered by the NRC.

21

Nuclear Power, Fossil Fuel and Renewal Energy

While the nuclear power industry is a key component in the context of energy supply in the world today there are other competing energy sources that carry less potential risk hazards. Competing energy sources such as fossil fuels, solar, wind and water are strong threats to nuclear power. Each one has its benefits and conversely a negative side. The current landscape of nuclear power according to the Nuclear Regulatory Commission, or NRC, states that as of 2012, there were 104 commercial reactors in operation in the United States, providing 19.6% of the country’s total electric energy generation. Additionally, 31 of the 50 US states generate electricity from nuclear power plants, and four states, New Jersey, South Carolina, Connecticut, and Vermont rely on nuclear power for more than 50 percent of their electricity. The United States produced approximately 27% of the world’s gross nuclear-generated electricity in 2010 with France at 17%, Japan 12%, Russia 6%, Germany 5%, South Korea 5%, Ukraine 3%, Canada 3%, Sweden 2%, Spain 2%, the United Kingdom 3% and the rest of the world at 15%. Worldwide, as of January 2013, there are 437 operating nuclear reactors in 29 countries, with 5 nuclear power plants in long term shutdown, and 64 nuclear power plants under construction. The growth in new nuclear power plant construction in the United States has been slower due to issues related to domestic policy and the effects of the Fukushima Dai-ichi nuclear plant accident, foreign countries such as Russia have plans to build 26 new plants by 2020. It is difficult to predict if these plans domestically and internationally will materialize or be postponed indefinitely if negative market forces develop.

Opponents to Nuclear Energy are formidable due to concerns over safety.

Maintaining the demand for our products and future growth in demand will depend in part upon continued acceptance of nuclear technology as a means of generating electricity. In many cases, countries have embraced nuclear technology because alternate means of energy have either been at a high cost with heavy pollution, or other means have not been practical. However, incidents involving nuclear energy production, such as overheating reactors, radiation leaks and reactor melt-downs, can cause a significant decrease in public acceptance of nuclear technology. Adverse events at the Fukushima Daiichi nuclear complex in Japan may have adverse long term effects in some countries. While the long term impact is currently unclear, several countries have suspended operations at existing nuclear power plants. Specifically, on May 30, 2011, Germany announced that in addition to the permanent closure of eight reactors, an additional six reactors will be taken off-line by 2021 and that all remaining reactors to be shut-down by 2022. Switzerland has made a policy decision to phase out of their 5 reactors by 2034. Italy, while not having any operating reactors, has implemented a moratorium on nuclear power. The ultimate results of these safety reviews and/or public resistance to nuclear technology may lead to suspension or cancellation of permitting and development activities, license extensions of existing nuclear facilities, and possibly even the closure of operating nuclear facilities by one or more countries. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and therefore demand for radiation detection equipment.

22

Failure to make accretive acquisitions and successfully integrate them could adversely affect our future financial results.

As part of our growth strategy, we plan to seek, when management deems advantageous to the Company, to acquire complementary (including competitive) businesses, facilities or technologies and enter into joint ventures.  Our goal is to make such acquisitions, integrate these acquired assets into our operations and reduce operating expenses.  The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business.  We cannot assure you that the anticipated benefits of any acquisitions will be realized.  In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which can materially and adversely affect our operating results and financial position.  Acquisitions also involve other risks, including entering geographic markets in which we have no or limited prior experience and the potential loss of key employees.

We have filed a provisional patent for our product based on our tritium products but hold no current patents on our products, and our business employs proprietary technology and information which may be difficult to protect and may infringe on the intellectual property rights of third parties.

In general, we rely primarily on a combination of trade secrets, copyright and trademark laws, and confidentiality procedures to protect our technology. Due to the technological change that characterizes our business, we believe that the improvement of existing products, reliance upon trade secrets and unpatented proprietary know-how and the development of new products are generally as important as patent protection in establishing and maintaining a competitive advantage.

We have currently filed a provisional utility-type patent on our tritium products to protect our intellectual property, but currently rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with prospective joint venture partners, employees and consultants.  We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. We currently do not hold patents from the United States Patent and Trademark Office on any of our products we manufacture. Our success depends, in part, on our ability to keep competitors from reverse engineering our products, maintain trade secrecy and operate without infringing on the proprietary rights of third parties.  We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that any of our trade secrets and applications will be protected, that we will develop additional proprietary technology that is defensible against theft or will provide us with competitive advantages or will not be challenged by third parties.  Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our technology or design around it.

It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties.  We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest.  In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents or in defending the validity or enforceability of any patents we may seek in the future, or in bringing patent infringement suits against other parties.

We have filed a trademark for the name US Nuclear Corp and our logo with United States Patent and Trademark Office as of January 31, 2013. As of December 17, 2013, we were granted a registered trademark of the US Nuclear Corp name and logo from the United States Patent and Trademark Office and consider it important to the protection of our US Nuclear Corp brands. We have not been nor are we currently involved in or aware of any litigation regarding any of our intellectual property.

23

Our failure to obtain capital may significantly restrict our proposed operations.

We will need to raise more capital to expand our business. It is anticipated that we will require an additional capital raise of $5 million dollars over the next twelve month’s to fund our business plans. Future sources of capital may not be available to us when we need it or may be available only on unacceptable terms.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our President and CEO Robert I. Goldstein. We are also in large part dependent on current CFO, Darian B. Andersen. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Robert I. Goldstein, our Chairman and Chief Executive Officer, due to his experience, history and knowledge of the nuclear radiation industry and his overall insight into our business direction. The loss or our failure to retain Mr. Goldstein, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on Mr. Goldstein or any of our officers and have no present plans to obtain this insurance.  See “Management.”

The loss of any of our executive officers could adversely affect our business.

We depend to a large extent on the efforts and continued employment of our executive officers, two of these officers are employed at other companies, and their other responsibilities could take precedence over their duties to us. The time Mr. Andersen plans to devote to our business will primarily be based upon the financial accounting duties as CFO. We do not carry keyman life insurance on any of our executive officers.

Competition from other radiation detection or related companies could result in a decrease our business and a decrease in our financial performance.

We operate in the highly competitive industry. Many of our current and potential competitors, including larger multinational companies, domestic manufacturing companies with multiple product lines in radiation detection products have existed longer and have larger customer bases, greater brand recognition and significantly greater financial, marketing, personnel, technical and other resources than US Nuclear Corp. In addition, many of these competitors may be able to devote significantly greater resources to:

• research and development of new products

• attracting and retaining key employees;

• maintaining a large budget for marketing and promotional expenses

24

• providing more favorable credit terms to suppliers and channel distributors

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Our Chairman and CEO lacks public company experience which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We are a public company.  The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.  Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with SOX Section 404 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our business, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

It is management’s intention to acquire other businesses to grow our customer base, to expand into new markets, and to provide new product lines.  We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

•	difficulties in assimilating the operations and employees of acquired companies;
•	diversion of our management’s attention from ongoing business concerns;
•	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;
•	additional expense associated with amortization of acquired assets;
•	additional expense associated with understanding and development of acquired business;
•	maintenance and implementation of uniform standards, controls, procedures and policies; and
•	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our revenues are generated by the sales of our radiation detection products from our direct sales, sales to catalogs, distributors and to a lesser extent, our website.  Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel. We intend to hire additional employees, including engineers, sales and marketing employees and operational employees.  The competition for engineers, qualified sales, technical, and managerial personnel in the technology and manufacturing community, is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

25

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

There can be no assurance that we will be able to manage our expansion through acquisitions effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require or that, if available, it will be on acceptable terms.

Our President and Chief Executive Officer and our Chief Financial Officer do not presently draw an annual salary or bonus.

Robert I. Goldstein, in his role as President and CEO has not taken an annual salary or bonus from our company for his services. While he has agreed not to claim compensation from previous years, there is no reasonable expectation that this will continue and his decision may change in the near future and may have an impact on our financial statements. Our Chief Financial Officer Darian Andersen does not currently draw a salary or bonus. It is our intent to compensate him with a monthly salary of $6,500 upon a successful capital raise.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

26

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) enacted on April 5, 2012, we may take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX (and rules and regulations of the SEC thereunder, which we refer to as Section 404) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We will remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — JOBS Act” for additional information on when we may cease to be deemed to be an emerging growth company. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

A large percentage of our business come from international operations and may affect financial results in U.S. dollar terms and could negatively impact our financial results.

A large percentage of our revenues come from international operations. As of 2011, our revenues generated from international operations were 35% of total revenue. We expect this trend to continue into the near future and have no system in place to combat currency risk.

Risks Related to Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and the price of our common stock may fluctuate significantly.

Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	competition from other radiation detection companies or related businesses;

•	changes in government regulations, general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the nuclear power industry;

•	changes in key personnel;

•	entry into new geographic markets;

•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	changes in operating performance and stock market valuations of other radiation detection and related companies;

27

•	investors’ perceptions of our prospects and the prospects of the nuclear power industry;

•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;

•	future sales of our common stock by our officers, directors and significant stockholders; and

•	changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities in many companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the merger, we were a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

28

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

The purpose of filing this Current Report on Form 8-K is to provide updated “Form 10 Information” about the plans of the Company going forward, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

29

As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors, potentially decreasing our stock price.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose “opt out” of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances.  We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Our management and director have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

30

Our executive officers, directors and their affiliated entities together beneficially own approximately 85.5% of our common stock, representing approximately 85.5% of the voting power of our outstanding capital stock. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Penny Stock Considerations

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated current report under the Securities Exchange Act of 1934, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

31

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but have not reached a final agreement.

Quantitative and Qualitative Disclosures about Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. While we do have significant sales outside the United States, all of our sales are settled with US currency, and we do not currently own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect

32

supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04 which was issued to provide a consistent definition of fair value (“FV”) and ensure that the FV measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain FV measurement principles and enhances the disclosure requirements particularly for Level 3 FV measurements.  This guidance is effective for us beginning on January 1, 2012.  The adoption of ASU 2011-04 did not have a significant impact our financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, did not have a significant impact our financial statements.

33

In September 2011, the FASB issued ASU 2011-08 which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the FVof a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required. The revised standard is effective for us for our annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 did not have a significant impact our financial statements.

In July, 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment.  The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the FV of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under US GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted. The adoption of this pronouncement will not have a material impact on our financial statements.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this report on Form 8-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of businesses acquired.

The required audited financial statements are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

34

(b) Pro Forma Financial Statements.

(c) Exhibits.

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
2.1	Agreement and Plan of Merger		8-K/A		2.1	11/14/2013
3.1	Certificate of Incorporation		10		3.1	02/14/2012
3.2	By-Laws		10		3.2	02/14/2012
3.3	Amendment to Certificate of Incorporation		8-K		3.3	05/29/2012
3.4	Certificate of Merger		8-K		3.4	10/17/2013
4.1	Specimen Stock Certificate		10		4.1	02/14/2012
10.1	Share Purchase Agreement dated April 18, 2012.		8-K		10.1	04/24/2012
10.2	Share Cancellation Agreement		8-K/A		10.2	11/14/2013
10.3	Engagement Agreement with Richard Chiang dated May 14, 2012		8-K/A		10.3	12/19/2013
99.1	Audited Financial Statements as of December 31, 2012 and 2011 and Unaudited Financial Statements as of September 30, 2013 for the nine months ended September 30, 2013	X

35

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31 , 2013

US NUCLEAR CORP. By: /s/ Robert I. Goldstein Robert I. Goldstein Chief Executive Officer

36